UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2020

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2103, 21st Floor, SK Tower 6A

Jianguomenwai Avenue, Chaoyang District

Beijing, China 100022

(Address of principal executive offices, including zip code)

(86-10) 8589-9303

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FTFT	Nasdaq Stock Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2020, the board of directors (the “Board”) of Future FinTech Group Inc. (the “Company”) received a resignation letter from Mr. Yiliang Li, a member of the Board and a member of the Board’s Compensation and Audit Committees, effective on July 16, 2020.  Mr. Li indicated that his resignation was not due to disagreement with the Company, its management or its other directors.

On July 15, 2020, the Board appointed Mr. Mingjie Zhao as a member of the Board and Chairman of the Compensation Committee and a member of Audit Committee of the Board.

Mr. Zhao, age 55, has served as a director of New York Hua Yang, Inc. since April, 2018. From July 2016 to March 2018, Mr. Zhao served as Chief Executive Officer of TD Holdings, Inc. (formerly known as China Commercial Credit Inc. and Nasdaq: CLG). Mr. Zhao was the Chief Operating Officer and a director of New York Hua Yang, Inc. from September 2011 to July 2016. Mr. Zhao obtained his Master of Business Administration degree from University of Bridgeport in Connecticut in May 2003 and his Bachelor of Science degree from China Eastern Normal University in Shanghai, China in July 1985.

There are no arrangements or understandings between Mr. Zhao and any other person pursuant to which Mr. Zhao was appointed as a director of the Company.  In addition, there is no family relationship between Mr. Zhao and any director or executive officer of the Company.

Based on its investigation, the Board determined that Mr. Zhao is an “independent director” under Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended, and as defined by NASDAQ Rule 5605(a)(2).  The Board also determined that, based on its review, Mr. Zhao qualifies as a “Non-Employee Director” as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

In connection with his appointment, the Company entered into a director agreement with Mr. Zhao (the “Agreement”).  Under the terms of the Agreement, Mr. Zhao will receive annual compensation in the amount of $25,000, plus reimbursement of expenses.  The Agreement imposes certain customary confidentiality and non-disclosure obligations on Mr. Zhao. The description contained herein of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Document
10.1	Director Agreement, dated July 15, 2020, by and between Future FinTech Group Inc. and Mingjie Zhao

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: July 17, 2020	By:	/s/ Shanchun Huang
	Name:	Shanchun Huang
	Title:	Chief Executive Officer

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